LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

John F. Barrett, the undersigned, of 9300 Shawnee Run Road (address), City of Cincinnati, County of Hamilton, State of Ohio, hereby make, constitute and appoint each of Gary L. Smith, Mary J. Schroeder, and
Nicholas C.
Conrad, each of The Andersons, Inc., 480 W. Dussel Drive,
Maumee, Ohio,
43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary J. Schroeder and Nicholas C. Conrad full power individually to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities
Exchange Act of 1934,
each as amended, in connection with my beneficial ownership of equity securities of The Andersons, Inc. for the calendar years 2006 and 2007.


	   The rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 7, 2008.



	IN WITNESS WHEREOF, the
undersigned has executed this Limited Power of Attorney as of this
___14th__ day of _December___, __2005_____.




__John F. Barrett______
						Name





STATE OF Ohio	 )
		   )ss
COUNTY
OF Hamilton )

	On
this __14th___ day of _December___, __2005___,
before me a notary public
in and for said state, personally appeared _John
F. Barrett_, to me
personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.


								__Linda L. Baker____

					Notary
Public

My Commission Expires
____06/23/08_______